    As filed with the Securities and Exchange Commission on March 31, 2000.
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         Marshall & Ilsley Corporation
             (Exact name of registrant as specified in its charter)

                             770 North Water Street
                           Milwaukee, Wisconsin 53202
                                 (414) 765-7801
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

               Wisconsin                               39-0968604
      (State or other jurisdiction        (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                   Copies to:

             M.A. Hatfield                        Randall J. Erickson
     Marshall & Ilsley Corporation                Godfrey & Kahn, S.C.
         770 North Water Street                  780 North Water Street
       Milwaukee, Wisconsin 53202              Milwaukee, Wisconsin 53202
 (Name, address, including zip code, of              (414) 273-3500
           agent for service)

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          Proposed
                                           Proposed       Maximum
     Title of Each           Amount        Maximum       Aggregate      Amount of
  class of Securities        to be      Offering Price    Offering     Registration
    to be Registered     Registered(1)   Per Unit(2)      Price(2)         Fee
-----------------------------------------------------------------------------------
Debt Securities........  $1,500,000,000      100%      $1,500,000,000    $396,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

                               ----------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, Dated March 31, 2000

PROSPECTUS

                         Marshall & Ilsley Corporation

                                 $1,500,000,000

[Logo]

                                Debt Securities

                                  -----------

    We may offer from time to time debt securities that may consist of:

     . senior debentures, notes, bonds and/or other evidences of indebtedness, or

     . subordinated debentures, notes, bonds and/or other evidences of indebtedness.

    The debt securities issued pursuant to this prospectus will have an aggregate principal amount or aggregate proceeds up to $1,500,000,000 (or the equivalent thereof in foreign denominated currencies). The specific terms of the debt securities will be described in an accompanying prospectus supplement.

    We may offer the debt securities directly, to or through agents, underwriters or dealers which we may designate from time to time, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the securities, their names, and any applicable principal amounts to be purchased, commissions or discounts will be included in an accompanying prospectus supplement.

    This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                                  -----------

    Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement hereto are stated in United States dollars.

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

    The securities are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                                  -----------


               The date of this Prospectus is             , 2000.

                               Table of Contents

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2

Where You Can Find More Information........................................   2

Forward-Looking Statements.................................................   3

Marshall & Ilsley Corporation..............................................   3

Use of Proceeds............................................................   3

Ratio of Earnings to Fixed Charges.........................................   4

Description of Debt Securities.............................................   4

Book-Entry Securities......................................................  11

Certain United States Federal Income Tax Consequences......................  12

Plan of Distribution.......................................................  20

Legal Matters..............................................................  21

Experts.................................................................... 21

                             About This Prospectus

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings with a total offering price not to exceed $1,500,000,000. This prospectus provides you with a general description of the debt securities. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

      You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front page of each of these documents, respectively.

                      Where You Can Find More Information

      We file annual, quarterly and special reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      For further information about our company and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that:

     .  incorporated documents are considered part of the prospectus,

     . we can disclose important information to you by referring you to those documents, and

     . information that we file with the SEC will automatically update and supersede this prospectus.

      We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1999 which was filed with the SEC.

      We also incorporate by reference each of the following future filings that we will make with the SEC until we sell all the debt securities:

     . Reports filed under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, and

     . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting.

      You may request a copy of any of the documents referred to above at no cost, by contacting us in writing or by telephone at:

                                Secretary
                            Marshall & Ilsley Corporation
                                770 North Water Street
                                Milwaukee, Wisconsin 53202
                                (414) 765-7801

                           Forward-Looking Statements

      This prospectus, the applicable prospectus supplement and documents incorporated by reference in this prospectus and the prospectus supplement contain certain forward-looking statements regarding our operations and business. The words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend that these forward-looking statements be subject to the safe harbors created by those provisions. These "forward-looking statements" are found at various places throughout this prospectus, the applicable prospectus supplement and documents incorporated by reference in this prospectus and the prospectus supplement. Wherever they occur in this prospectus or in other statements attributable to us, forward-looking statements are necessarily estimates reflecting our best judgment. However, these statements still involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus and the applicable prospectus supplement and other factors set forth from time to time in our reports and registration statements filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement. We disclaim any intent or obligation to update forward-looking statements. Moreover, through senior management, we may from time to time make forward-looking statements about the matters described in this prospectus or the applicable prospectus supplement or other matters concerning our business.

                         Marshall & Ilsley Corporation

      We are a bank holding company. Our principal assets are the stock of our bank and non-bank subsidiaries and the assets of our M&I Data Services Division. Our subsidiaries include 27 commercial banks and one federal savings bank with a total of over 230 offices in Wisconsin, 13 offices in Arizona, four offices in Illinois, one office in Florida and one office in Nevada. Our subsidiaries also include a number of companies engaged in businesses closely-related or incidental to banking. We provide financial and managerial assistance and services to our subsidiaries. As of December 31, 1999, we had consolidated total assets of approximately $24.4 billion and consolidated total deposits of approximately $16.4 billion, making us the second largest bank holding company headquartered in Wisconsin. Our principal executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202. Our telephone number is (414) 765-7801.

                                Use of Proceeds

      Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale of the debt securities will be added to our general funds and may be used for:

     . debt reduction or debt refinancing (including the refinancing of our outstanding commercial paper),

     .  investments in or advances to subsidiaries,

     .  acquisitions of bank and non-bank subsidiaries,

     .  repurchase of shares of our common stock or other securities, and

     .  other general corporate purposes.

                       Ratio of Earnings to Fixed Charges

      Our ratios of earnings to fixed charges are as follows for each of the periods indicated:

                                                     Years Ended December 31,
   Ratio of Earnings to                            -----------------------------
   Fixed Charges:                                  1999  1998  1997  1996  1995
   --------------------                            ----- ----- ----- ----- -----
   Excluding Interest on Deposits................. 3.38x 3.25x 3.21x 3.52x 3.62x
   Including Interest on Deposits................. 1.65x 1.60x 1.61x 1.61x 1.65x

      Fixed charges, excluding interest on deposits, consist of interest on indebtedness and one-third of rental expense (which represents interest). Fixed charges, including interest on deposits, consists of interest on indebtedness, one-third of rental expense and interest on deposits.

                         Description of Debt Securities

      The debt securities we may offer will be senior securities or subordinated securities. The senior securities will be issued under an indenture between us and Chase Manhattan Bank, as trustee, dated as of November 15, 1985, as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993. The subordinated securities will be issued under an indenture dated July 15, 1993 between us and Chase Manhattan Bank, as trustee. Copies of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

      We have summarized selected provisions of the indentures. The summary is not complete. The summary does not describe certain exceptions and qualifications contained in the indentures. You should read the indentures for provisions that may be important to you.

      Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our subsidiaries are not obligated to make required payments on the debt securities. Accordingly, Marshall & Ilsley Corporation's rights and the rights of holders of the debt securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank and savings association subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries. The indentures under which the debt securities will be issued do not limit the amount of debt which we or our subsidiaries may incur.

Terms of the Securities

      The debt securities will not be secured by any of our assets. The indentures do not limit the amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. The indentures do not limit the principal amount of any particular series of debt securities. The senior securities will rank equally with all of our other unsecured and non-subordinated indebtedness. The subordinated securities will be subordinate to the prior payment in full of any of our senior indebtedness.

      Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

     .  the title of the securities,

     .  any limit on the aggregate principal amount of the securities,

     .  the date or dates on which the securities will mature,

     . the interest rate or rates of the securities, if any, and the date or dates from which interest will accrue,

     . the interest payment dates, the dates on which payment of any interest will begin and the regular record dates,

     . any mandatory or optional redemption provisions applicable to the securities,

     . any mandatory or optional sinking fund or similar provisions applicable to the securities,

     . the terms on which the securities may be repayable prior to final maturity,

     . the portion of the principal amount payable upon acceleration of maturity,

     .  certain events of default,

     . if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable,

     . whether the securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary, and

     .  any other specific terms of the securities.

      Some of the securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special tax or other information relating to original issue discount securities.

Subordination of Subordinated Securities

      The subordinated securities will be subordinate to all of our senior indebtedness. Senior indebtedness includes any of our obligations to our creditors, other than our trust capital securities, any of our obligations that expressly provide that they are not senior indebtedness and any subordinated securities issued under the subordinated indenture.

      If we fail to pay principal, premium or interest on any of our senior indebtedness when the payment is due and payable, then, unless and until the default is cured or waived or ceases to exist, no direct or indirect payment of principal, premium or interest on the subordinated securities will be made or agreed to be made. We will pay all senior indebtedness, including any interest which accrues after the commencement of any of the following proceedings, in full before we make any payment or distribution to any holder of any of the subordinated securities in the event of:

     . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

     . any voluntary or involuntary proceeding relating to our liquidation, dissolution or other winding-up,

     .  any assignment we make for the benefit of creditors, or

     .  any other marshalling of our assets.

      If any of the above events occur, we will pay any payment or distribution which would otherwise, not taking into account the subordination provisions, be payable or deliverable in respect of the subordinated securities directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest which accrues after the commencement of any such proceedings, has been paid in full. If the trustee or any holder of any subordinated security receives any payment or distribution under the subordinated securities in contravention of any of the terms of the subordination provisions, the payment or distribution will be received in trust for the benefit of and will be paid to the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all of the senior indebtedness in full.

      The subordinated indenture does not limit the issuance of additional senior indebtedness. Our obligations with respect to the subordinated securities of any series will be equal to our obligations with respect to subordinated securities of each other series.

Limitations on Disposition or Issuance of Stock of Certain Subsidiaries

      Under the senior indenture we may not, and may not permit a subsidiary to, sell, assign, transfer or otherwise dispose of or issue any shares of stock of any subsidiary or any securities convertible into stock of any subsidiary which is:

     . a subsidiary bank whose assets constitute 10% or more of the total assets of all subsidiary banks, which is referred to below as a principal constituent bank, or

     . a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank.

      However, we or any of our subsidiaries may dispose of or issue stock of any subsidiary or any securities convertible into stock of any security under the following circumstances:

     .  when acting in a fiduciary capacity for any other person,

     .  to us or any of our wholly-owned subsidiaries, or

     . the merger or consolidation of a principal constituent with and into a subsidiary bank.

      In addition, we may sell, assign, transfer, otherwise dispose of or issue shares of stock of a principal constituent bank or a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

     .  to qualify a person as a director, or

     . to comply with a court or regulatory authority order or as a condition imposed by a court or regulatory authority in order for us to acquire any other corporation or entity.

      We may also dispose of or issue shares of stock or any securities convertible into stock of a principal constituent bank or sell stock or any securities convertible into stock of any subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

     . the sale, assignment, transfer, other disposition or issuance is for fair market value and, after giving effect to such disposition and to any potential dilution, if applicable, we and our wholly-owned subsidiaries, will own directly not less than 80% of the stock of such principal constituent bank or subsidiary, or

     . a principal constituent bank sells or issues additional shares of stock to its shareholders at any price, so long as immediately after the sale we own at least as great a percentage of the principal constituent bank's stock as we owned prior to the sale or issuance of additional shares.

      The senior indenture does not restrict the sale or other disposition of non-bank subsidiaries.

Limitations on Liens

      Under the senior indenture, we may not, and may not permit any subsidiary bank to, incur any lien upon any shares of stock of any subsidiary bank without securing the senior securities then outstanding under the senior indenture equally and ratably with the lien. The subordinated indenture does not contain this limitation.

Limitations on Acquisitions

      Under the senior indenture, we may not acquire stock of any corporation and we may not acquire substantially all of the assets and liabilities of any corporation, unless, immediately after the acquisition, we would be in full compliance with the senior indenture. The subordinated indenture does not contain this limitation.

Certain Regulatory Matters Affecting Subordinated Securities

      On August 28, 1992, the Board of Governors of the Federal Reserve System issued an interpretation, effective September 4, 1992, with respect to the circumstances under which mandatory convertible debt and subordinated debt issued by bank holding companies will be eligible for inclusion as supplementary or "Tier 2" capital for regulatory capital purposes. The interpretation provides that mandatory convertible debt and subordinated debt issued after September 4, 1992 will not be included in Tier 2 capital for purposes of calculating an institution's capital ratios if, among other things, the payment of the principal amount of such debt securities can be accelerated upon the occurrence of certain events not involving the bankruptcy of the issuer or such debt securities are subject to certain other covenants. Unless we specify otherwise in the applicable prospectus supplement, the subordinated securities are intended to qualify as Tier 2 capital under this interpretation.

Events of Default

      Senior Securities. The following will be events of default under the senior indenture with respect to securities of a series:

     . our failure to pay principal of, or any premium on, any security of that series when the payment is due,

     . our failure to pay any interest on any security of that series when the interest payment is due, and continuance of this default for 30 days,

     . our failure to deposit any sinking fund payment for security of that series when the deposit is due,

     . our failure to perform any other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture,

     . the occurrence of certain events in bankruptcy, insolvency or reorganization involving M&I or a principal constituent bank, and

     .  any other event of default regarding that series of securities.

      If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of securities of that series.

     Subordinated Securities. An event of default under the subordinated indenture with respect to securities of any series is the occurrence of certain events in bankruptcy, insolvency or reorganization involving M&I and any other event of default regarding that series of securities. If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of securities of that series.

     The following will be a default under the subordinated indenture with respect to securities of a series:

     . our failure to pay principal of, or any premium on, any security of that series when the payment is due,

     . our failure to pay any interest on any security of that series when the interest payment is due, and continuance of this default for 30 days,

     . our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture,

     . any event of default under the subordinated indenture, and

     . any other event of default regarding that series of securities.

     If there is a default that is not also an event of default, the indenture does not provide for any right of acceleration of the payment of principal. If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of securities and upon demand of the trustee, we will pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the securities of that series to the trustee for the benefit of the holders of the outstanding securities of that series.

Modification and Waiver

     Each indenture provides that, subject to certain exceptions, modifications and amendments to that indenture may be made by us and the trustee with the consent of the holders of 66 2/3% of the principal amount of the outstanding securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected:

     . change the stated maturity of the principal of or any installment of principal or interest on, any debt security,

     . reduce the principal amount, the premium or interest on any debt security,

     . change the place of payment or currency in which any security or any principal, premium or interest thereon is payable,

     . impair the right to institute suit for the enforcement of any payment on any debt security, or

     . reduce the percentage of the principal amount of securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults under the indenture, or

     . in the case of the subordinated indenture, modify the provisions of the indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated securities.

      In certain circumstances, we may enter into supplemental indentures with respect to each indenture without the consent of holders of any outstanding securities to evidence a merger, the replacement of the trustee or for other specified purposes.

      The holders of at least 50% of the principal amount of the outstanding securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority of the principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of principal, or any premium or interest payable on any security of that series or of a provision which under the applicable indenture cannot be modified or amended, without the consent of each affected holder.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into, and we may not transfer substantially all of our assets as an entirety to, any entity, unless:

     . the successor corporation assumes our obligations on the debt securities and under the indentures,

     . there is no event of default (or, in the case of the subordinated indenture, no default),

     . after notice or lapse of time, there is no event that occurred and is continuing that would become an event of default (or default), and

     .  certain other conditions are met.

Registration and Transfer

      Each series of the offered securities will be issued in registered form only, without coupons.

      Unless otherwise indicated in the applicable prospectus supplement, the securities issued in certificated form will be issued in integral multiples of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

      Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal, interest and premiums, if any, on fully registered securities at the office of the trustee in New York, New York. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered.

No Protection in the Event of a Highly Leveraged Transaction

      The indentures do not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Global Securities

      The securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Unless and until a global security is exchanged in whole or in part for individual certificates in definitive form which evidence the securities represented by a global security, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

      The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Additional Provisions

      Subject to certain limitations, we may in certain circumstances set any day as the record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any request, demand, authorization, direction, notice, waiver or other action as provided or permitted by the indentures.

      The trustee has the duty to act with the required standard of care during default. The trustee is not otherwise obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. The indentures provide that the holders of a majority of the principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

      No holder of a security of any series will have any right to institute any proceeding for any remedy under the applicable indenture, unless:


     . the holder has provided the trustee with written notice of a continuing event of default or default regarding the holder's series of securities,

     . the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered reasonable indemnification to the trustee, to institute a proceeding for remedy,

     . the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities, and

     . the trustee has failed to institute the proceeding within 60 days after receipt of such request.

      However, the holder of any security will have an absolute right to receive payment of principal, premium and any interest on such security on the due dates expressed in such security and to institute suit for the enforcement of any such payment.

Satisfaction and Discharge

      Each indenture provides that we will be discharged from certain of our obligations under that indenture relating to the outstanding securities of a series if we deposit with the trustee funds sufficient for payment of all principal, premium, interest and additional amounts, if any, on those securities when due. In that event, holders of those securities will only be able to look to the trust fund for payment of the principal, premium and interest on their securities until maturity.

Governing Law

      Each indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

Reports to the Trustee

      We are required to furnish the trustee an annual statement regarding whether we are in default under the indentures.

The Trustee

      The trustee currently serves as the trustee for our Medium-Term Series C Notes and Series D Notes. In addition, some of our subsidiary banks have deposit accounts and related banking relations with the trustee.

Since debt securities issued under the subordinated indenture do not rank equally with debt securities issued under the senior indenture, upon a default under one of the indentures, the trustee would have a conflicting interest if debt securities were outstanding under the other indenture. As a result, the trustee may be required to resign as trustee of one of the indentures and we may be required to appoint a successor trustee.

                             Book-Entry Securities

      Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in the form of one or more book-entry certificates, which is referred to below as the book-entry security, registered in the name of a depositary or a nominee of a depositary. Unless we specify otherwise in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that we issue in book-entry form.

      No person that acquires a beneficial interest in a book-entry security, known as a beneficial owner, will be entitled to receive a certificate, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of a book-entry security.

      DTC has informed us that it is:

     . A limited purpose trust company organized under New York banking laws,

     . A "banking organization" within the meaning of the New York banking laws,

     .  A member of the Federal Reserve System, and

     .  A "clearing agency" registered under the Exchange Act.

      DTC has also informed us that it was created to:

     . Hold securities for its participating clients, known as participants, and

     . Facilitate the clearance and settlement of securities transactions among participants through electronic book-entry, thereby eliminating the need for the physical movement of securities certificates.

      Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to as indirect participants.

      Persons that are not participants or indirect participants but that desire to buy, sell or otherwise transfer ownership of or interest in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as such payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent or trustee as registered holders of the securities entitled to the benefits of the certificate or the applicable indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

      Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

      Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for such securities.

      DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under the certificate or the applicable indenture, only at the direction of one or more participants to whose accounts with DTC such securities are credited.

      Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

     . DTC notifies us that it is unwilling or unable to continue as depositary for such book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered,

     . We execute and deliver to the applicable registrar, transfer agent and/or trustee an order complying with the requirements of the certificate or the applicable indenture that such book-entry security will be so exchangeable, or

     . There is a default in the payment of any amount due in respect of the securities or an event of default.

Any book-entry security that is exchangeable pursuant to the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

      If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent or trustee, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

      Except as described above:

     . A book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us, and

     . DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless such beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

      We, the trustees, any registrar and transfer agent, or any agent of any of them, will not have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

                 Certain United States Federal Tax Consequences

      This section describes the principal United States federal income tax consequences of the ownership and disposition of the debt securities. This summary assumes that the securities are held as capital assets by initial purchasers. This summary is for general information only and is based upon the Internal Revenue Code of 1986, as amended, which is referred to below as the Code, and regulations, rulings, administrative pronouncements and court decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect.

      This section does not discuss all of the tax consequences that may be relevant to a purchaser in light of its particular circumstances or to purchasers subject to special tax rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold securities as part of a straddle, hedging or conversion transaction, insurance companies and dealers in securities or foreign currencies). Persons considering the purchase of securities should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situation as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

      The United States federal income tax consequences of the ownership and disposition of securities containing special features, such as securities denominated in a foreign currency, securities with multiple interest rates or securities with extendible maturities, will be discussed in the applicable prospectus supplement.

United States Holders

      As used below, the term "U.S. Holder" means a beneficial owner of a security that is for United States federal income tax purposes,

     .  a citizen or individual resident of the United States,

     . a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations,

     . an estate the income of which is subject to United States federal income taxation regardless of its source, or

     . a trust if, in general, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Payments of Stated Interest. Generally and except as described below, an interest payment on a security will be taxable to a U.S. Holder as ordinary income when it is accrued or paid in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

      Original Issue Discount. If a U.S. Holder holds a security which has original issue discount, which is referred to below as OID, and a maturity of more than one year from its date of issue, such U.S. Holder will generally be required to recognize such OID as ordinary interest income on a constant yield basis in advance of the receipt of cash payments to which such income is attributable, regardless of the U.S. Holder's method of tax accounting. A security referred to in the preceding sentence is referred to below as a discount security.

      A security has OID, if the excess of its "stated redemption price at maturity" over its "issue price" equals or exceeds a de minimis amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). The stated redemption price at maturity of a security is the sum of all payments provided by the security other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate or at certain floating rates. The issue price of a security is the first price at which a substantial amount of such issue of securities are sold to the public.

      In general, if the excess of a security's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes de minimis OID. Unless a U.S. Holder elects to treat all interest as OID, as described below, the security will not be treated as issued with OID and the U.S. Holder of the security will recognize capital gain with respect to the de minimis OID as stated principal payments on the security are made. The amount of the gain with respect to each payment will equal the product of the total amount of the security's de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the security.

      Except as described below with respect to short-term securities, the amount of OID that a U.S. Holder will be required to include in gross income in a taxable year equals the sum of the daily portions of OID, determined by allocating to each day of the taxable year during which the U.S. Holder holds the security a pro rata portion of OID allocable to each accrual period in the taxable year. An accrual period may be of any length selected by the U.S. Holder and the accrual periods may vary in length over the term of the security as long as each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period generally will equal the product of the security's "adjusted issue price" at the beginning of such accrual period and its "yield to maturity" determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period, less the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a security at the beginning of the first accrual period is simply the issue price. Thereafter, the "adjusted issue price" of a security generally is the sum of the issue price plus the amount of OID previously includible in the gross income of the U.S. Holder reduced by the amount of any payments previously made on the security, other than payments of qualified stated interest. A discount security's "yield to maturity" is the discount rate that causes the present value on the issue date of the payments provided for in such security to equal the security's issue price. Thus, under these rules, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID during the life of the security. Special rules apply for calculating OID in short initial or final accrual periods.

      Optional Redemption. Generally, special rules apply for determining the yield to maturity of discount securities which are subject to certain options. If we have an unconditional option to redeem a discount security, or the U.S. Holder has an unconditional option to cause a discount security to be repurchased, in any case prior to the discount security's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such discount security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the discount security as the stated redemption price at maturity, the yield on the discount security would be (a) in the case of an option of ours, lower than its yield to stated maturity or (b) in the case of an option of the U.S. Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the discount security would be treated solely for OID purposes as if it were retired and then reissued on the presumed exercise date for an amount equal to the discount security's adjusted issue price on that date.

      Acquisition Premium. A U.S. Holder that purchases a discount security for an amount that is greater than its adjusted issue price and less than or equal to the sum of all amounts payable on the discount security after the purchase date, other than payments of qualified stated interest, will be considered to have purchased such discount security at an "acquisition premium." Under the acquisition premium rules, the daily portion of OID which such U.S. Holder must otherwise include in its gross income with respect to such discount security for any day will be reduced by an amount which would be the daily portion of OID for such day multiplied by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the discount security immediately after its purchase over the adjusted issue price of the discount security, and the denominator of which is the sum of the daily portions for such discount security for all days after the date of purchase and ending on the stated maturity date, i.e., the total OID remaining on the discount security.

      Alternatively, rather than applying the acquisition premium fraction to reduce the daily portion of accrued OID, a U.S. Holder of a discount security may, as discussed below, elect to treat all interest on the discount security as OID, adjusted for acquisition premium, and thus compute OID by treating the purchase of the discount security as a purchase at original issuance and applying the mechanics of the constant yield method. Prior to making this election, a U.S. Holder of a discount security should consult its own tax advisor concerning the potential United States federal income tax consequences of such election in its particular situation.

      Variable Securities. Floating rate securities and indexed securities ("variable securities") will be subject to special rules. Generally, provided the variable security qualifies as a "variable rate debt instrument" (as defined in the applicable income tax regulations) and provides for stated interest at a single "qualified floating rate" or "objective rate" (each as defined in the applicable income tax regulations) that is unconditionally payable in cash or in property, other than debt instruments of ours, at least annually, then all stated interest with respect to such variable security is qualified stated interest, and the amount of OID, if any, is determined under the general OID rules by assuming that the variable rate is a fixed rate equal to in the case of a qualified floating rate or inverse floating rate, the value, as of the issue date, of such qualified floating rate or inverse floating rate, or in the case of an objective rate other than an inverse floating rate, a rate that reflects the yield that is reasonably expected for such variable security. Additional rules will apply, as set forth in the applicable pricing supplement, if a variable security does not provide for stated interest at a single qualified floating rate or objective rate, or if a variable security provides for stated interest either at one or more qualified floating rates or at an inverse floating rate and in addition provides for stated interest at a single fixed rate.

      Short-Term Securities. A security that has a fixed maturity date of not more than one year from the date of issue (a "short-term security") will be treated as issued with OID equal to the excess of the total principal and interest payments thereon over its issue price. Generally, an individual or other cash basis U.S. Holder of a short-term security is not required to include OID in gross income currently for United States federal income tax purposes unless it elects to do so. Such an election by a cash basis U.S. Holder will apply to all short-term obligations acquired on or after the beginning of the first taxable year to which the election applies and in all subsequent taxable years unless the IRS consents to the revocation of the election. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities, common trust funds, U.S. Holders that hold short-term securities as part of certain identified hedging transactions, certain pass-through entities and cash basis U.S. Holders that so elect, are required to include currently in gross income the OID on a short-term security on either a straight-line basis or, at the irrevocable election of the U.S. Holder, under the constant yield method based on daily compounding. In the case of a U.S. Holder not required and not electing to include OID in gross income currently, any gain realized on the sale or retirement of the short-term security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an irrevocable election is made to accrue the OID under the constant yield method) through the date of sale or retirement. U.S. Holders that are not required and do not elect to include OID on short-term securities in gross income currently will be required to defer deductions for all or a portion of interest expense on indebtedness incurred or maintained to purchase or carry the short-term securities.

      Any U.S. Holder of a short-term security can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the security, rather than the OID with respect to such security. Such election will apply to all short-term debt obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and in all subsequent taxable years, and may not be revoked without the consent of the IRS. Acquisition discount is the excess of the stated redemption price at maturity of the short-term security over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the irrevocable election of the holder, on a constant yield basis (with daily compounding).

      For purposes of determining the amount of OID or acquisition discount subject to these rules, the OID rules provide that no interest payments on a short-term security are qualified stated interest and, therefore, such interest payments are included in the short-term security's stated redemption price at maturity.

      Market Discount. The market discount rules in the Code generally provide that if a person acquires a security, other than a short-term security, with more than a de minimis amount of "market discount" (the amount by which the stated redemption price at maturity or, in the case of a discount security, the "revised issue price" of the security exceeds the U.S. Holder's tax basis for the security immediately following its acquisition) (a "market discount security"), any gain realized upon a disposition, including redemption or retirement, of the security (other than in connection with certain nonrecognition transactions), or any partial principal payment on the security, will be treated as ordinary income (generally, interest income) to the extent of the market discount which accrued while such U.S. Holder held the security. The "revised issue price" of a market discount security is equal to the issue price of the security plus the amount of OID includible in the income of all holders for periods prior to the acquisition of the security by the U.S. Holder, determined without regard to the acquisition premium rules discussed above. Market discount is de minimis if it is less than 0.25% of the security's stated redemption price at maturity multiplied by the number of complete years remaining from the time the taxpayer acquired the security until its maturity. The amount of market discount treated as having accrued will be determined either on a ratable basis by multiplying the market discount and a fraction, the numerator of which is the number of days the security was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the security up to and including its maturity date, or if the U.S. Holder so elects on an irrevocable basis with respect to the security, on a constant yield basis. The market discount rules also provide that a U.S. Holder that acquires a market discount security may be required to defer the deduction of all or a portion of interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the security until the holder disposes of the security in a taxable transaction.

      Instead of recognizing market discount, if any, upon the disposition of, or partial principal payment on, a market discount security, a U.S. Holder may elect to include market discount in gross income currently as it accrues, either on a ratable basis or on a constant yield basis, as described above. The current inclusion election, once made, applies to all market discount obligations of the holder acquired on or after the first day of the taxable year in which the election applies and in all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder elects to include market discount in gross income in accordance with these rules or makes the election to treat all interest as OID, the foregoing discussion regarding the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry the security would not apply. Further, if a U.S. Holder makes the election, discussed below, to treat as OID all interest on a market discount security, the U.S. Holder is deemed to have made the election to include market discount in gross income currently using a constant yield method on all other market discount obligations. Finally, if a U.S. Holder has previously made the election to include market discount currently, the conformity requirements of that election are satisfied for market discount securities with respect to which the U.S. Holder elects to treat all interest as OID.

      The Treasury Department is authorized to issue regulations implementing the market discount provisions of the Code. The Treasury Department has not issued or proposed any such regulations. It is impossible to anticipate what effect, if any, such regulations would have on purchasers of the securities.

      Amortizable Bond Premium. Generally, if the tax basis of a security immediately after its purchase by a U.S. Holder exceeds the sum of all amounts payable on the security after the purchase date, other than payments of qualified stated interest, such excess will constitute "bond premium" which a U.S. Holder may elect to amortize over the period from the security's acquisition date to its maturity date (or, in certain circumstances, until an earlier redemption date). A U.S. Holder that purchases a security with bond premium is not required to include in gross income any OID on the security. A U.S. Holder that makes the election to amortize bond premium is required to allocate the bond premium to each accrual period under the constant yield method, using a yield computed based on the U.S. Holder's initial tax basis for the security and all payments to be made thereon after the security's acquisition date, in a manner similar to the application of such method in the accrual of OID, as discussed above. The amount of the amortized bond premium allocated to an accrual period generally will be treated first as a reduction of the qualified stated interest on the security included by the U.S. Holder in that accrual period to the extent thereof, then as a deduction allowed in that accrual period to the extent of the U.S. Holder's prior interest inclusions on the security, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on the security. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the security by the amount of the bond premium used to reduce qualified stated interest on the security and the amount allowed as a deduction against the U.S. Holder's prior interest inclusions on the security. The election to amortize bond premium will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the IRS. The election to treat all interest, including for this purpose, amortizable bond premium, as OID is deemed to be an election to amortize bond premium for purposes of the conformity requirements of the latter election. In addition, if a U.S. Holder has already made an election to amortize bond premium, the conformity requirements will be deemed satisfied with respect to a security for which the U.S. Holder makes an election to treat all interest as OID.

      In the case of a security that may be redeemed prior to maturity, an earlier redemption date of the security is treated as the maturity date of the security and the amount of bond premium is determined by treating the amount payable on such redemption date as the amount payable at maturity if such a calculation increases a U.S. Holder's yield. If the security is not redeemed on such call date, the remaining bond premium may be amortized to a later call date or to maturity under the rules set forth above. In general terms, if a security purchased with bond premium is redeemed prior to its maturity, a U.S. Holder that has elected to amortize the bond premium may deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

      If an election to amortize bond premium is not made by a U.S. Holder, the U.S. Holder must include in gross income the full amount of each interest payment on the security and will include the bond premium in its tax basis for the security for purposes of computing its gain or loss on the disposition of the security.

      Special rules apply to certain variable securities, and U.S. Holders should consult their tax advisors regarding these rules.

      Possible Election to Treat All Interest as OID. A U.S. Holder of a debt instrument is entitled to elect to treat all interest that accrues on the instrument as OID. Interest for this purpose includes stated interest, OID (including any de minimis OID), acquisition discount, market discount (including any de minimis market discount), and unstated interest, adjusted for amortizable bond premium and acquisition premium. Special rules and limitations apply to taxpayers that make this election and, as discussed herein, this election may affect the tax treatment of other debt instruments held by a U.S. Holder. The election is made for the year in which the U.S. Holder acquired the security, and may not be revoked without the consent of the IRS. Prior to making such an election, U.S. Holders should consult their own tax advisors regarding the decision of whether to make this election.

      Disposition of a Security. Except as discussed above, upon the sale, exchange, retirement or other taxable disposition of a security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition, other than amounts representing qualified stated interest, which will be taxable as such, and such U.S. Holder's adjusted tax basis in such security. A U.S. Holder's adjusted tax basis in a security generally will equal such U.S. Holder's initial investment in such security, increased by any OID or acquisition discount and any accrued market discount includible in gross income, and decreased by the amount of any payments that are not qualified stated interest payments and amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such security. Except as discussed above with respect to short-term securities, market discount securities and contingent securities, such gain or loss generally will be long-term capital gain or loss if the security was held for more than one year at the time of the disposition.

      Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal, any premium and interest on a security, including accrual of OID on a discount security, and the proceeds of the sale of a security before maturity within the United States to non-corporate U.S. Holders. In addition, "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

      Any amounts withheld under the backup withholding rules from payment to a beneficial owner would be allowed as a refund or credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Non-U.S. Holders

      As used herein, a "Non-U.S. Holder" means a beneficial owner of a security other than a U.S. Holder. Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

      (1) payments of principal, premium, if any, interest and OID on a security by us or any of our agents to any Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest and OID:

     . the Non-U.S. Holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

     . the Non-U.S. Holder is not a controlled foreign corporation that is related to us through sufficient stock ownership, or a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

     . either the beneficial owner of the security certifies to us or our agent, under penalties of perjury, that it is not a "United States person" under the meaning of the Code and provides its name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds the security on behalf of the beneficial owner certifies to us or our agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a "United States person" and provides the payor with a copy of this statement;

      (2) a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a security, unless:

     . the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and some other conditions are met; or

     . the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder, or if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by the Non-U.S. Holder; and

      (3) a security held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of the individual's death if, at the time of the individual's death:

     . the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote; and

     . the income on the security would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

      If a Non-U.S. Holder is engaged in a trade or business in the United States and interest, including OID, on the security is effectively connected with the conduct of this trade or business or if an income tax treaty applies and the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest, including OID, is generally attributable, although the Non-U.S. Holder is exempt from the withholding tax discussed in the preceding paragraph
(1) provided that the holder furnishes a properly executed United States Internal Revenue Service Form W-8ECI or successor form on or before any payment date to claim the exemption, the holder may be subject to U.S. federal income tax on such interest, including OID, on a net basis in the same manner as if it were a U.S. Holder.

      In addition, a foreign corporation that is a holder of a security may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to some adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a security or gain recognized on the disposition of a security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

      Recently finalized Treasury Regulations generally effective for payments made after December 31, 2000 will provide alternative methods for satisfying the certification requirement described in the third bullet point of paragraph
(1) above. The finalized Treasury Regulation generally also will require, in the case of a security held by a foreign partnership, that the certification described in the third bullet point of paragraph (1) above be provided by the partners and that the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

      Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any of our agents, in their capacities as agents, to a Non-U.S. Holder of a security if the holder has provided the required certification that it is not a United States person as set forth in paragraph (1) above, provided that neither we nor our agent has actual knowledge that the holder is a United States person. We or our agent may, however, report payments of interest on the securities. Payments of the proceeds from a disposition by a Non-U.S. Holder of a security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to those payments if the broker is

     .  a United States person,

     . a controlled foreign corporation for U.S. federal income tax purposes,

     . a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

     . with respect to payments made after December 31, 2000, (i) a United States branch of a foreign bank or foreign insurance company or (ii) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

      Payments of the proceeds from a disposition by a Non-U.S. Holder of a security made to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

      Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service.

                              Plan of Distribution

General

      We may sell debt securities to or through underwriters, directly to institutional investors or other purchasers, through agents or through a combination of methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales May be Underwritten

      If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more of such firms.

      Unless we specify otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Sales by Agents

      We may also sell the securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of securities with regard to which this prospectus is delivered will be named in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

Underwriting Compensation

      In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the related prospectus supplement.

Listing

      The debt securities may or may not be listed on a national securities exchange. If the debt securities are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of an active trading market for the debt securities.

Indemnification

      We may agree to indemnify underwriters and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Other Relationships

      Certain of our underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

Delayed Delivery Contracts

      If indicated in the related prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as we may approve. A purchaser under any such contract will be obligated to purchase the debt securities unless such purchase at the time of delivery is prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Price Stabilization

      If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. We make no representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

                                 Legal Matters

      The validity of the debt securities offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin 53202.

                                    Experts

      Our financial statements for the year ended December 31, 1999 incorporated into this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution.

      SEC registration fee.......................................... $  396,000
      Printing, engraving and postage expenses......................     35,000
      Legal fees and expenses.......................................    130,000
      Accounting fees and expenses..................................     75,000
      Blue sky fees and expenses....................................     10,000
      Rating agency fees............................................    450,000
      Miscellaneous expenses........................................     14,000
                                                                     ----------
          Total..................................................... $1,110,000
                                                                     ==========

      All of such items except the registration fee are estimated. All of such expenses will be borne by the Corporation.

Item 15. Indemnification of Directors and Officers.

      Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires the Corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Corporation unless it is determined that he or she breached or failed to perform a duty owed to the Corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

      Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the articles of incorporation or bylaws of the Corporation, a written agreement between the director or officer and the Corporation, or a resolution of the Board of Directors or the shareholders.

      Unless otherwise provided in the Corporation's articles of incorporation or bylaws, or by written agreement between the director or officer and the Corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in
Section 180.0855 of the WBCL: (i) by majority vote of a disinterested quorum of the Board of Directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee; (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

      Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by the Corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his good faith that he has not breached or failed to perform his duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by the Corporation is not required.

      Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

      As permitted by Section 180.0858, the Corporation has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Section 7.1 of the Corporation's By-Laws, among other items, provides (i) that an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (it) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

      The Corporation has purchased directors' and officers' liability insurance which has coverage limits of $100 million per occurrence and insures the Corporation's officers and directors against certain liabilities which way arise under the Securities Act of 1933, as amended, subject to applicable restrictions.

      Under Section 180.0828 of the WBCL, a director of the Corporation is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it shall be proved that the director's conduct constituted conduct described in the first paragraph of this item.

      The form of underwriting agreement and the form of distribution agreement that will be filed as exhibits to this registration statement will contain provisions pursuant to which the underwriters or agents, as the case may be, will indemnify the Corporation and its directors and officers in specified circumstances.

Item 16. Exhibits.


       1.1     Form of Distribution Agreement*
       1.2     Form of Underwriting Agreement*
       4.1     Indenture between the Corporation and Manufacturers
               Hanover Trust Company (predecessor to Chase Manhattan
               Bank) (the "Trustee") dated as of November 15, 1985 (the
               "Senior Indenture") (Incorporated by reference to Exhibit
               4(c) of the Corporation's Registration Statement on Form
               S-3 (Registration No. 33-21377))
       4.2     First Supplemental Indenture to the Senior Indenture
               between the Corporation and the Trustee dated as of May
               31, 1990 (Incorporated by reference to Exhibit 4.1 of the
               Corporation's Current Report on Form 8-K dated May 31,
               1990 (SEC File No. 0-1220))
       4.3     Second Supplemental Indenture to the Senior Indenture
               between the Corporation and the Trustee dated as of July
               15, 1993 (Incorporated by reference to Exhibit 4.2 of the
               Corporation's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1993 (SEC File No. 0-1220))
       4.4     Indenture between the Corporation and the Trustee dated as of July 15, 1993 relating to the Subordinated Securities
               ("Subordinated Indenture") (Incorporated by reference to
               Exhibit 4.1 of the Corporation's Quarterly Report on Form
               10-Q for the quarter ended June 30, 1993 (SEC File No. 0-
               1220)
       4.5     Form of Senior Note (Included in Exhibit 4.1 at pages 12
               through 19)
       4.6     Form of Subordinated Note (Included in Exhibit 4.4 at
               pages 13 through 21)
       5       Opinion of Godfrey & Kahn, S.C.
      12       Statement Regarding Computation of Ratios of Earnings to
               Fixed Charges (Incorporated by reference to Exhibit 12 of
               the Corporation's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1999 (SEC File No. 1-
               15403))
      23.1     Consent of Arthur Andersen LLP


     23.2      Consent of Godfrey & Kahn, S.C. (Included in Exhibit 5)
     24        Powers of Attorney
     25.1      Form T-1 Statement of Eligibility of the Trustee under the
               Senior Indenture
     25.2      Form T-1 Statement of Eligibility of the Trustee under the
               Subordinated indenture

--------
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

      a. The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      d. The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 31, 2000.

                                          Marshall & Ilsley Corporation
                                                (Registrant)

                                                  /s/ J.B. Wigdale
                                          By: _________________________________
                                                J.B. Wigdale Chairman of the
                                            Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----


       /s/ J.B. Wigdale              Chairman of the Board and a     March 31, 2000
____________________________________  Director (Principal
            J.B. Wigdale              Executive Officer)

     /s/ G.H. Gunnlaugsson           Executive Vice President and    March 31, 2000
____________________________________  a Director (Chief Financial
         G.H. Gunnlaugsson            Officer)

      /s/ P.R. Justiliano            Senior Vice President and       March 31, 2000
____________________________________  Corporate Controller
          P.R. Justiliano             (Principal Accounting
                                      Officer)

Directors: Richard A. Abdoo, Oscar C. Boldt, Wendell F. Bueche, Jon F. Chait,
        G.H. Gunnlaugsson, Timothy E. Hoeksema, Burleigh E. Jacobs, Jack F. Kellner, James J. Kress, D.J. Kuester, Katharine C. Lyall, Edward L. Meyer, Jr., Don R. O'Hare, San W. Orr, Jr., Peter M. Platten, III, Robert A. Schaefer, John S. Shiely, Stuart W. Tisdale, George E. Wardeberg, J.B. Wigdale, James O. Wright and Gus A. Zuehlke

     /s/ M.A. Hatfield
By_____________________________
  M.A. Hatfield, Attorney-in-
            Fact*

         Date: March 31, 2000

--------
*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                                 Exhibit Index
                                 -------------

1.1  Form of Distribution Agreement*

1.2  Form of Underwriting Agreement*

4.1 Indenture between the Corporation and Manufacturers Hanover Trust Company (predecessor to Chase Manhattan Bank) (the "Trustee") dated as of November 15, 1985 (the "Senior Indenture") (Incorporated by reference to Exhibit 4(c) of the Corporation's Registration Statement on Form S-3 (Registration No. 33-21377))

4.2 First Supplemental Indenture to the Senior Indenture between the Corporation and the Trustee dated as of May 31, 1990 (Incorporated by reference to Exhibit 4.1 of the Corporation's Current Report on Form 8-K dated May 31, 1990 (SEC File No. 0-1220))

4.3 Second Supplemental Indenture to the Senior Indenture between the Corporation and the Trustee dated as of July 15, 1993 (Incorporated by reference to Exhibit 4.2 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (SEC File No. 0-1220))

4.4 Indenture between the Corporation and the Trustee dated as of July 15, 1993 relating to the Subordinated Securities ("Subordinated Indenture") (Incorporated by reference to Exhibit 4.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (SEC File No. 0-1220))

4.5  Form of Senior Note (Included in Exhibit 4.1 at pages 12 through 19)

4.6  Form of Subordinated Note (Included in Exhibit 4.4 at pages 13 through 21)

5    Opinion of Godfrey & Kahn, S.C.

12 Statement Regarding Computation of Ratios of Earnings to Fixed Charges (Incorporated by reference to Exhibit 12 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (SEC File No. 1-15403))

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Godfrey & Kahn, S.C. (Included in Exhibit 5)

24   Powers of Attorney

25.1 Form T-1 Statement of Eligibility of the Trustee under the Senior
     Indenture

25.2 Form T-1 Statement of Eligibility of the Trustee under the Subordinated indenture
____________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.